UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	December 21, 2012

First Bancorp

(Exact Name of Registrant as Specified in its Charter)

North Carolina	0-15572	56-1421916
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification Number)

341 North Main Street, Troy, North Carolina	27371
(Address of Principal Executive Offices)	(Zip Code)

(910) 576-6171

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

First Bancorp
INDEX

ITEM 1.01.	Entry into a Material Definitive Agreement

Securities Purchase Agreement

On December 21, 2012, First Bancorp (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors consisting of Castle Creek Partners, IV, L.P. (“Castle Creek”) and six other institutional investors with a common investment adviser (collectively with Castle Creek, the “Purchasers”). Pursuant to the Purchase Agreement, the Purchasers purchased an aggregate of 2,656,294 shares of the Company’s Common Stock and 728,706 shares of the Company’s Series C Convertible Perpetual Preferred Stock (“Series C Preferred Stock”), each at the price of $10.00 per share, as part of a private placement (the “Private Placement”). The Company received approximately $33.8 million in gross proceeds in the Private Placement.

The Series C Preferred Stock is a new series of the Company’s preferred stock that is a non-voting security other than customary limited voting rights with respect to matters that adversely affect the rights and privileges of the Series C Preferred Stock. The shares of Series C Preferred Stock have the same rights to dividends as the Company’s Common Stock.  The Series C Preferred Stock will, with respect to rights upon liquidation, winding up and dissolution, rank (i) subordinate and junior in right of payment to all other securities of the Company which, by their respective terms, are senior to the Series C Preferred Stock (including, without limitation, the Company’s Senior Non-Cumulative Perpetual Preferred Stock, Series B) and (ii) pari passu with the Common Stock.

Each share of Series C Preferred Stock will automatically convert into one share of Common Stock, without any further action on the part of any holder, subject to customary anti-dilution adjustments, on the date a holder of Series C Preferred Stock transfers any shares of Series C Preferred Stock to a non-affiliate of the holder in certain permissible transfers specified in the Articles of Amendment to the Company’s Articles of Incorporation, as amended (the “Articles of Amendment”) designating the terms of the Series C Preferred Stock.

The Purchase Agreement contains representations and warranties and covenants of the Company and the Purchasers that are customary in private placement transactions. The provisions of the Purchase Agreement also include an agreement by the Company to indemnify the Purchasers against certain liabilities.

In connection with the Private Placement, subject to satisfaction of various legal, regulatory, and corporate governance requirements, provided that Castle Creek and its affiliates own at least 4.9% of the Company’s Common Stock (including the Series C Preferred Stock held by such Purchaser on an as-converted basis, a “Qualifying Ownership Interest”), Castle Creek will be entitled to nominate a director (the “Board Representative”) to serve on the Board of Directors of the Company (the “Board”) and the Board of Directors of the Bank (the “Bank Board”), or, in lieu thereof, to appoint an observer to attend meetings of the Board and the Bank Board in a non-voting “observer” capacity. With respect to each annual meeting of shareholders following the Closing, subject to satisfaction of legal, regulatory and governance requirements and for so long as Castle Creek and its affiliates beneficially own at least a Qualifying Ownership Interest and have a Board Representative, the Nominating and Corporate Governance Committee of the Board shall nominate the Board Representative to serve on the Board and on the Bank Board.

The foregoing descriptions of the Purchase Agreement and the Series C Preferred Stock do not purport to be complete and are qualified in their entirety by reference to the full text of the Purchase Agreement and the Articles of Amendment for the Series C Preferred Stock, respectively, which are filed as Exhibits 10.1 and 3.1 hereto, respectively, and are incorporated herein by reference.

Registration Rights Agreement

Pursuant to the terms of the Purchase Agreement, the Purchasers also entered into a Registration Rights Agreement with the Company.

Under the Registration Rights Agreement, the Company has agreed to file with the Securities and Exchange Commission (the “SEC”), within 40 days following the closing of the Private Placement, a registration statement covering the resale of the Common Stock and Series C Preferred Stock sold in the Private Placement, as well as the shares of Common Stock issuable upon conversion of the Series C Preferred Stock. The Company will be required to make certain payments as liquidated damages under the Registration Rights Agreements to the Purchasers and in certain circumstances if the registration statement is not (i) filed with the SEC within specific time periods, (ii) declared effective by the SEC within specified time periods or (iii) available (with certain limited exceptions) after having been declared effective.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is filed as Exhibits 10.2 hereto, and is incorporated herein by reference.

Important Information

The investments discussed above involve the sale of securities in private transactions that will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) and will be subject to the resale restrictions under the Securities Act. Such securities may not be offered or sold absent registration or an applicable exemption from registration. This document does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

ITEM 3.02.	Unregistered Sales of Equity Securities

The information regarding the Private Placement set forth under Item 1.01 is incorporated by reference into this Item 3.02. The issuance of securities pursuant to the Private Placement is a private placement to “accredited investors” (as that term is defined under Rule 501 of Regulation D), and is exempt from registration under the Securities Act in reliance upon Section 4(2) of the Securities Act and Regulation D Rule 506, as a transaction by an issuer not involving a public offering.

ITEM 3.03.	Material Modification to Rights of Security Holders

The information set forth under Item 1.01 is incorporated by reference into this Item 3.03.

On December 20, 2012, the Company filed Articles of Amendment with the Secretary of State of North Carolina designating the preferences, limitations and relative rights of the Series C Preferred Stock. The Articles of Amendment were effective upon filing and all of the Series C Preferred Stock was issued in connection with the Private Placement on December 21, 2012. In the event of any liquidation, dissolution or winding-up of the Company, the holders of the Series C Preferred Stock will be entitled to receive, subject to the rights of the holders of any securities to which the Series C Preferred Stock is subordinate, for each share of Series C Preferred Stock, a liquidating distribution in an amount equal to (i) any authorized and declared, but unpaid, dividends with respect to such share of Series C Preferred Stock at the time of such liquidation, dissolution or winding up, and (ii) the amount the holder of such share of Series C Preferred Stock would receive in respect of such share if such share had been converted into one share of Common Stock at the time of such liquidation, dissolution or winding up.

The Articles of Amendment to create the Series C Preferred Stock are attached hereto as Exhibit 3.1 and are incorporated herein by reference. A copy of the form of certificate for the Series C Preferred Stock is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

ITEM 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The information set forth under Item 1.01 and Item 3.03 is incorporated by reference into this Item 5.03.

ITEM 7.01.	Regulation FD Information

On December 21, 2012, the Company issued a press release announcing the closing of the Private Placement and disclosing certain related matters. A copy of that press release is attached hereto as Exhibit 99.1 and furnished herewith.

ITEM 9.01.	Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are filed or furnished herewith as part of this Current Report on Form 8-K:

Exhibit Number	Description of Exhibit

3.1	Articles of Amendment to designate the terms of the Series C Convertible Perpetual Preferred Stock

4.1	Form of certificate for the Series C Convertible Perpetual Preferred Stock

10.1	Securities Purchase Agreement, dated as of December 21, 2012, by and among First Bancorp the Purchasers thereunder

10.2	Registration Rights Agreement, dated as of December 21, 2012, by and among First Bancorp and the Purchasers thereunder

99.1	Press Release issued December 21, 2012 announcing the closing of the Private Placement and disclosing certain related matters

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Eric P. Credle Eric P. Credle Executive Vice President and Chief Financial Officer

Dated:  December 26, 2012